Exhibit 99.2

2015 Second Quarter Review Roger W. Stone Chairman and Chief Executive Officer Andrea K. Tarbox Vice President and Chief Financial Officer July 29, 2015 1

Forward Looking Statements Forward-Looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. Non-GAAP Financial Measures This presentation refers to non-U.S. GAAP financial information. non-U.S. GAAP to U.S. GAAP financial measures is available website at KapStonepaper.com under Investors. A reconciliation of on the company’s 2

Second Quarter Financial Results (1) Percentage change calculations made using unrounded source financials (2) Adjusted to exclude non-cash stock compensation and acquisition, integration, and severance (3) Adjusted to exclude items above net of related income taxes (4) Includes negative $0.01 impact from amortization of intangibles for Victory purchase accounting 3 ($ in Millions, except per share) Q2 2015 Q2 2014 Inc/(Dec) (1) Q1 2015 Inc/(Dec) (1) Net Sales $671 $590 14% $546 23% EBITDA $98 $119 (18%) $82 21% Adj. EBITDA(2) $110 $126 (13%) $87 27% Net Income $34 $51 (33%) $26 31% Adj. Net Income(3)(4) $42 $56 (24%) $29 45% Diluted EPS $0.35 $0.53 (34%) $0.27 30% Adj. Diluted EPS(3)(4) $0.44 $0.58 (24%) $0.30 47%

Victory is Now Delivering for KapStone     Completed acquisition June1 KapStone’s 2nd quarter includes Victory’s June results     $93 million revenue $7 million adjusted EBITDA   Now expect synergies to be at $30 million annual run-rate by mid-2016 versus previous expectations of 24 months   As price gap between domestic and export containerboard sales has widened, it is becoming increasingly more important to lessen dependence on export markets 4

Q2 2015 Compared to Q1 2015 Actual Acquisition, Productivity and Better Weather Drives Improvement $13 $87     Victory Packaging acquisition added $93 million of sales and $7 million of adjusted EBITDA Productivity reflects 28,000 tons of higher mill production despite 10,400 tons being lost from planned maintenance outage Year-to-date, corrugated products volume grew at 4 percent on an average weekly basis Weather impact was limited to Q1 2015 Higher planned outages of $2 million reflects $10 million for RR outage (occurred in Q4 in previous years) offset by other planned outages in Q1 Unfavorable price/mix mainly reflects impact from the stronger dollar on export kraft paper, saturating kraft, and containerboard sales         5 $ in Millions $ in Millions Net Sales$35$671 $93$3 $546 Adjusted EBITDA $8$2$3$110 $7

Q2 2015 Compared to Q2 2014 Actual

Acquisition is Key Driver YOY While Legacy Ops Rebound from Q1



Net Sales
$590
$93
$6
$4
$1
$1
$671
$ in Millions
Q2 2014
Acquisition
Price / Mix
FX
Volume
Other
Q2 2015



$126
$7
$8
$4
$6
$1
$3
$1
$110
$ in Millions
Q2 2014
Acquisition
Price / Mix
FX
Outages
Volume
Inflation
Other
Q2 2015

- Victory Packaging acquisition added $93 million in sales and $7 million of adjusted EBITDA
- Collectively, unfavorable price/mix and FX drove mill selling prices $18 per ton lower
  - Strong dollar negatively impacted export containerboard prices
  - FX loss on saturating kraft sales due to lower Euro
  - Less favorable product mix due to higher export containerboard tons and less extensible grade kraft paper (primarily export) due to lingering sales weakness triggered by West Coast port issues
  - Higher domestic kraft paper prices partially offset declines
- The annual RR outage was moved to April (occurred in Q4 in previous years) reducing production by 10,400 tons and increasing outage costs $6 million
- Corrugated products volume grew at 3 percent on an average weekly basis
- Inflation negatively impacted adjusted EBITDA by $3 million
  - Compensation and benefit increases
  - Fiber costs higher mainly in the Pacific Northwest partially offset by lower OCC

6

Cash Flows, Debt and Liquidity Solid Capital Foundation and Low Interest Rates Net debt to EBITDA leverage ratio (1)  2.7 times - December 31, 2014  3.4 times - June 30, 2015 Net debt at June 30, 2015 - $1,671 million                 $29 million in cash $15 million revolver at 1.93% $940 million term loan A1 at 1.94% $475 million term loan A2 at 2.06% $266 million receivables securitization at 0.94% Resulting in a weighted average interest rate of 1.82%       Available revolver balance is $466 million Cash flow from operations $76 million up $4 million compared to Q2 2014 Adjusted free cash flow was $42 million for Q2 2015, up $13 million over Q2 2014 and up $74 million over Q1 2015   $0.43 per diluted share   Capex for Q2 2015 was $35 million. $135 million expected for the year (1) Calculated per bank agreement 7

Summary of Key Assumptions for Q3 2015   Full quarter of Victory Packaging results compared to one month in Q2   West coast medium and linerboard reductions of $20 and $10 per ton, respectively, effective August 1   Expected annual impact once fully realized should be approximately $3 million   Production and shipping   One additional mill production and corrugated products shipping day   Planned outage maintenance expense of $10 million. 10,300 production tons lost of which 7,200 tons is due to an 8 day outage to rebuild CHS paper machine 1   Relatively stable fiber costs from Q2 2015, but $3 million, or about 4 percent higher than Q3 2014   CAPEX is expected to be $135 million for the full year   Amortization of intangibles for Victory expected to be $20 million per year   Impact on Q2 for one month was approximately 1 cent   Effective income tax rate of 35%. Cash tax rate about the same 8

Appendix

Components of Quarterly Net Sales (Excluding Victory) Avg Revenue per Mill Ton (1) $685 Tons Produced and Sold (2) 720 710 679 685 $683 661 657 $667 Q2 2014 Q1 2015 Q2 2015 Q2 2014 Q1 2015 Q2 2015 Produced Sold Product Mix (3) Domestic Containerboard Kraft Paper Q2 2014 Q1 2015 Q2 2015 (1) Average price per external ton sold from mills – excludes corrugated sales (2) Tons Produced represents saleable tons produced from four paper mills; Tons Sold is external sales from paper mills and corrugated container plants (3) Mix is based on a percentage of total external tons sold from paper mills and corrugated container plants 10 Tons (000) 26%24%24% Export Containerboard 7%7%8% Corrugated 30%31%31% Q2 2014Q1 2015Q2 2015 Q2 2014Q1 2015Q2 2015 Q2 2014Q1 2015Q2 2015 23%23%21% KraftPak / Pulp 5%5%6% Durasorb 9%10%10% Q2 2014Q1 2015Q2 2015 Q2 2014Q1 2015Q2 2015

Maintenance Outage Expense & Production Impact * The 14,300 ton impact is due to the paper machine #3 upgrade in Charleston ** The 10,400 ton impact is due to the Roanoke Rapids mill annual outage. In 2014 this outage occurred in Q4 *** The 10,300 ton impact is due to the Charleston PM 1 outage (7,300 tons) and Longview PM 10 outage (3,000 tons) 11 Lost Production Impact (Tons) Q1 Q2 Q3 Q4 Year 2014 Actual 14,300* 5,400 - 14,500 34,200 2015 Expected 1,700 10,400** 10,300*** 1,700 24,100 Financial Impact ($ in Millions) Q1 Q2 Q3 Q4 Year 2014 Actual $ 14.8 $5.2 $5.2 $10.9 $36.1 2015 Expected $8.6 $11.1 $10.4 $4.0 $34.1